Exhibit 23.1

        CONSENT OF MILLER AND LENTS, LTD.

                 MILLER AND LENTS, LTD.             MARTIN G. MILLER (1948-1980)
                                                    MAX R. LENTS
                 MILLER AND LENTS, LTD.             KENNETH B. FORD
                OIL AND GAS CONSULTANTS             WALTER CROW
                  TWENTY-SEVENTH FLOOR              P. G. VON TUNGELN
                     1100 LOUISIANA                 JAMES C. PEARSON
               HOUSTON, TEXAS 77002-5216            S. J. STIEBER
                 Telephone 713 651-9455             T. LESLIE REEVES
                  Telefax 713 654-9914              LARRY M. GRING
                                                    K. R. CHEATHAM
                                                    J. L. POWELL
                                                    WILLIAM P. KOZA
                                                    ROBERT W. RASOR
                                                    CHARLES G. GUFFEY
                                                    JAMES A. COLE
                                                    WILLIAM K. KIBLER
                                                    KELLY V. SIMMONS
                                                    KAREN F. LOVING
                                                    CHRISTOPHER A. BUTTA
                                                    GREGORY W. ARMES
                                                    GARY B. KNAPP


                                 March 29, 1996
BP Prudhoe Bay Royalty Trust
c/o The Bank of New York, Trustee
101 Barclay Street, 21st Floor West
New York, New York 10286
                                             Re:  BP Prudhoe Bay Royalty Trust
                                                Securities and Exchange
                                                  Commission
                                                  Form 10-K Annual Report

Gentlemen:

     The firm of Miller and Lents, Ltd. consents to the references to Miller and Lents, Ltd. and to the use of its report dated February 12, 1996 regarding the BP Prudhoe Bay Royalty Trust Estimates of Proved Reserves, Future Annual Production Rates, and Future Net Revenues as of December 31, 1995 in the Form 10-K Annual Report to be filed by the BP Prudhoe Bay Royalty Trust with the Securities and Exchange Commission.

     Miller and Lents, Ltd. has no interests in the BP Prudhoe Bay Royalty Trust or in any of its affiliated companies or subsidiaries and does not receive any such interest as payment for its report. No director, officer, or employee of Miller and Lents, Ltd. is employed by or otherwise connected with the BP Prudhoe Bay Royalty Trust nor is Miller and Lents, Ltd. employed by the BP Prudhoe Bay Royalty Trust on a contingent basis.




                                                Very truly yours,

                                                MILLER AND LENTS, LTD.



                                                By /s/ William P. Koza
                                                  ------------------------
                                                  William P. Koza
                                                  Vice President